Exhibit 99.1

                         STEELCASE FILES 2006 FORM 10-K

      - INCLUDES ADJUSTMENT TO PREVIOUSLY ANNOUNCED RESTRUCTURING CHARGES -

    GRAND RAPIDS, Mich., May 2 /PRNewswire-FirstCall/ -- Steelcase Inc.
(NYSE: SCS) today announced it filed its 2006 Form 10-K with the Securities and Exchange Commission. The filing reflects an adjustment made to the amount of the restructuring charges previously announced in the company's fourth quarter fiscal 2006 earnings release.

    The adjustment reduced net income for the fourth quarter and fiscal year 2006 by $1.9 million, because of a $3.0 million increase in pre-tax restructuring charges. There was no change in operating income excluding restructuring charges. The adjustment had no cash effect and no effect on prior periods. As adjusted, reported net income is $48.9 million, or $0.33 per share for fiscal 2006 and $9.3 million, or $0.06 per share for the fourth quarter of fiscal 2006.

    The adjustment reflects an additional impairment charge to adjust the book value of the Grand Rapids properties held for sale to the estimated market value. Subsequent to the earnings release, the company reviewed and updated the listing of fixed assets expected to be included in the sale of the properties, which led to the larger impairment charge. There was no change to the estimated market value.

    The accompanying tables provide a reconciliation of the impact of the adjustment on the fourth quarter and fiscal year 2006 income statements previously reported in the company's earnings release. Further discussion of the impairment charge and the company's financial statements for fiscal year 2006 can be found in the company's Form 10-K.

                                 STEELCASE INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (in millions, except per share data)

                                                        Three Months Ended
                                           --------------------------------------------
                                             Feb. 24,                        Feb. 24,
                                               2006                            2006
                                            (previous)      Adjustment      (Revised)
                                           ------------    ------------    ------------
Revenue                                    $      739.3                    $      739.3
Cost of sales                                     519.6                           519.6
Restructuring costs                                 8.0             3.0            11.0
                                           ------------    ------------    ------------
    Gross margin                                  211.7            (3.0)          208.7
Operating expenses                                199.3                           199.3
Restructuring costs                                 0.1                             0.1
                                           ------------    ------------    ------------
    Operating income                               12.3            (3.0)            9.3
Interest expense                                   (4.3)                           (4.3)
Other income, net                                   7.5                             7.5
                                           ------------    ------------    ------------
        Income from continuing
         operations before income
         tax expense                               15.5            (3.0)           12.5
Income tax expense                                  4.3            (1.1)            3.2
                                           ------------    ------------    ------------
    Net income                             $       11.2    $       (1.9)   $        9.3
                                           ============    ============    ============
Basic and diluted earnings per share       $       0.08    $      (0.01)   $       0.06
                                           ============    ============    ============

                                                       Twelve Months Ended
                                           --------------------------------------------
                                             Feb. 24,                        Feb. 24,
                                               2006                            2006
                                            (previous)      Adjustment       (Revised)
                                           ------------    ------------    ------------
Revenue                                    $    2,868.9                    $    2,868.9
Cost of sales                                   1,989.4                         1,989.4
Restructuring costs                                30.2             3.0            33.2
                                           ------------    ------------    ------------
    Gross margin                                  849.3            (3.0)          846.3
Operating expenses                                758.1                           758.1
Restructuring costs                                 5.7                             5.7
                                           ------------    ------------    ------------
    Operating income                               85.5            (3.0)           82.5
Interest expense                                  (18.1)                          (18.1)
Other income, net                                  12.0                            12.0
                                           ------------    ------------    ------------
        Income from continuing
         operations before income
         tax expense                               79.4            (3.0)           76.4
Income tax expense                                 28.6            (1.1)           27.5
                                           ------------    ------------    ------------
    Net income                             $       50.8    $       (1.9)   $       48.9
                                           ============    ============    ============
Basic and diluted earnings per share       $       0.34    $      (0.01)   $       0.33
                                           ============    ============    ============

                           Non-GAAP Financial Measures
                Operating Income, excluding Restructuring Charges
                                  (in millions)

                                                           Fourth Quarter
                                                        Three Months Ended
                                           --------------------------------------------
                                             Feb. 24,                        Feb. 24,
                                               2006                            2006
                                            (previous)      Adjustment       (revised)
                                           ------------    ------------    ------------
Operating Income, as reported              $       12.3    $       (3.0)   $        9.3
Restructuring Charges                               8.1             3.0            11.1
                                           ------------    ------------    ------------
Operating Income, excluding
 Restructuring charges                     $       20.4    $          -    $       20.4
                                           ============    ============    ============

                                                           Year-To-Date
                                                        Twelve Months Ended
                                           --------------------------------------------
                                             Feb. 24,                        Feb. 24,
                                               2006                            2006
                                            (previous)      Adjustment       (revised)
                                           ------------    ------------    ------------
Operating Income, as reported              $       85.5    $       (3.0)   $       82.5
Restructuring Charges                              35.9             3.0            38.9
                                           ------------    ------------    ------------
Operating Income, excluding
 Restructuring charges                     $      121.4    $          -    $      121.4
                                           ============    ============    ============

    Non-GAAP Financial Measures

    This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's press release are: fourth quarter and twelve months year-to-date operating income, excluding restructuring cost, in dollars. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements

    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2006 revenue was $2.9 billion. Learn more at http://www.steelcase.com .

SOURCE  Steelcase Inc.
    -0-                             05/02/2006
    /CONTACT:  Investor Contact: Raj Mehan, Investor Relations,
+1-616-698-4734, or Media Contact: Lisa Kerr, Communications, +1-616-698-4487, both of Steelcase Inc./
    /First Call Analyst: /
    /FCMN Contact: tferris@steelcase.com /
    /Web site:  http://www.steelcase.com /
    (SCS)